                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                           _________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: July 10, 1996



                               VTEL CORPORATION
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        DELAWARE                           0-20008               74-2415696
- --------------------------------------------------------------------------------
 (State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


 108 Wild Basin Road
    Austin, Texas                                                    78746
- --------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code (512) 314-2700.

ITEM 5.   OTHER EVENTS.
          ------------

I.   Rights Plan

     On July 10, 1996, the Board of Directors of VTEL Corporation (the "Company") authorized the issuance of one preferred share purchase right (a "Right") with respect to (i) each outstanding share of the Company's common stock, $.01 par value ("Common Shares"), on July 22, 1996 (the "Rights Record Date"), (ii) each Common Share that becomes outstanding after the Rights Record Date, but prior to the Distribution Date (as hereinafter defined) or redemption or expiration of the Rights, and (iii) each Common Share issued under employee plans or arrangements after the Distribution Date (as hereinafter defined), but prior to redemption or expiration of the Rights. The Rights will be issued on the Rights Record Date to the holders of record of Common Shares on that date. Each Right relates to one one-thousandth (1/1000) of a share of Series A Preferred Stock, $.01 par value (the "Preferred Shares"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated July 10,1996, between the Company and First National Bank of Boston, as Rights Agent (the "Rights Agent").

     Detachment of Rights: Exercise.  Initially, the Rights will attach to all
     ------------------------------
certificates representing outstanding Common Shares, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the Company's outstanding Common Shares (unless such acquisition is pursuant to an Approved Acquisition (as defined in the Rights Agreement)), or
(ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding Common Shares.

     Until the Distribution Date (i) the Rights will be evidenced, with respect to any of the Common Shares outstanding, by the certificates representing such Common Shares with a copy of the Summary of Rights to Purchase Series A Preferred Stock (Exhibit C to the Rights Agreement) attached thereto, (ii) the Rights will be transferred with and only with the Common Shares, (iii) new Common Share certificates issued after the Rights Record Date, upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any certificates for Common Shares outstanding as of the Rights Record Date, even without such notation or a copy of the Summary of Rights to Purchase Series A Preferred Stock being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on December 31, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed by the Company as described below.

     Ten business days (or such later date as the Board may determine from time to time) after any person or group announces a tender offer for 10% or more of the Company's outstanding Common Stock, the rights will become exercisable. Thereafter, the Rights will trade separately from the Company's Common Stock and separate certificates representing the Rights will be issued, each which Right will entitle the holder to purchase from the Company one one-thousandth of a share of Preferred Stock for $55.

     In addition, if any person or group acquires 10% or more of the Common Stock, each Right not owned by the acquiror would become exercisable for the number of shares of the Company's Common Stock that at the time have a market value of two times the $55 exercise price of the Right. If, after any person or group acquires 10% or more of the Common Stock, the Company is acquired in a merger or other business transaction in which the Company is not the surviving corporation or the Common Stock is converted into cash or securities of another person or group, the Rights, under certain circumstances will be modified so as to entitle the holder to buy a number of the acquiring company's common shares having a market value of two times the $55 exercise price of each Right.

     Preferred Shares.  The dividend and liquidation rights of the Preferred
     ----------------
Shares are designed so that the value of one-thousandth of a Preferred Share purchasable upon exercise of each Right will approximate the same economic value of one Common Share. Each whole Preferred Share issuable upon exercise of the Rights will be entitled to receive, when, as and if declared, a quarterly preferential dividend in an amount per share equal to 1,000 times the dividend declared on each Common Share. In the event of liquidation, each whole Preferred Share will be entitled to receive a preferential liquidation payment in an amount per share equal to $10.00 plus accrued and unpaid dividends and distributions thereon. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash or other property, each whole Preferred Share will be entitled to receive 1,000 times the amount received per each Common Share. Each whole Preferred Share will be entitled to one vote on all matters submitted to a vote of the stockholders of the Company, and Preferred Shares will generally vote together as one class with the Common Shares and any other voting capital stock of the Company on all matters submitted to a vote of stockholders of the Company.

     The offer and sale of the Preferred Shares or Common Shares issuable upon exercise of the Rights will be registered pursuant to the Securities Act of 1933, as amended; such registration will not become effective until the Rights become exercisable.

     Antidilution and Other Adjustments.  The number of one one-thousandths of a
     ----------------------------------
Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

     Redemption of Rights.  At any time prior to the earlier of (i) the close of
     --------------------
business on the tenth day following the first public announcement that a person or group has become the beneficial owner of 10% or more of the outstanding Common Shares (except pursuant to an Approved Transaction, as defined in the Rights Agreement) or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at a price of $0.01 per Right (the "Redemption Price"). The Company may, at its option, pay the Redemption Price in Common Shares (based on the market value of the Common Shares at the time of redemption), cash or any other form of consideration deemed Appropriate by the Board of Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. At the effective time of such redemption, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     No Rights as Stockholder.  Until a Right is exercised, the holder thereof,
     ------------------------
as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Amendment of Rights.  The terms of the rights may be amended by the Board
     -------------------
of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, subject to certain restrictions, to extend the period during which the Rights may be redeemed, except that after the Distribution Date no such amendment may materially and adversely affect the interests of the holders of the Rights.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement filed herewith as Exhibit 4.1, which is hereby incorporated by reference.

II.  Bylaw Amendments

     On July 10,1996, the Board of Directors of the Company adopted certain amendments to the Company's Bylaws relating to stockholder meetings and matters brought before the such meetings of stockholders and actions by written consent of stockholders in lieu of a meeting of stockholders. In general, these bylaw amendments provide (i) stockholders must provide 60 days advance written notice of intention to nominate directors and must comply with specified procedures and requirements for such nominations, (ii) stockholders must provide 60 days advance written notice of matters to be brought before meetings of stockholders and must comply with specified procedures and requirements for such nominations,
(iii) specified requirements and procedures regulating action by written consent in lieu of a meeting of stockholders, including requirements pertaining to the duration and revocability of written consents, (iv) special meetings of stockholders may only be called by the Chairman of the Board or President of the Company or by the Secretary of the Company at the request of the Board of Directors, and (v) the annual meetings of the Company for the election of directors and for the transaction of other business is to be held on such date and time and at such place as fixed by the Board of Directors, Chairman or President of the Company.

     This summary description of the Bylaw amendments does not purport to be complete and is qualified in its entirety by reference to the Bylaw amendments filed herewith as Exhibit 4.5, which is hereby incorporated by reference.

ITEM 7.   Financial Statements and Exhibits.
          ---------------------------------

          (c)  Exhibits

               (Asterisk (*) indicates exhibits previously filed by the Company with the Securities and Exchange Commission on Form 8-A, dated July 12, 1996, which are incorporated herein by reference.)

               (4) Instruments defining rights of security holders, including indentures:

                    *4.1 Rights Agreement dated as of July 10, 1996 between VTEL Corporation and First National Bank of Boston, which includes the form of Certificate of Designations for Designating Series A Preferred Stock, $.01 par value, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C.

                    *4.2 Form of Rights Certificate (included as Exhibit B to Rights Agreement filed as Exhibit 4.1 hereto). Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the Distribution Date.

                    *4.3 Form of Summary of Rights to Purchase Series A Preferred Stock (included as Exhibit C to Rights Agreement filed as Exhibit 4.1 hereto) which together with certificates representing the outstanding Common Shares of the Company shall represent the Rights until the Distribution Date.

                    *4.4 Specimen of legend to be placed pursuant to Section 3(c) of the Rights Agreement, on all new Common Share certificates issued after July 22, 1996 and prior to the Distribution Date upon transfer, exchange or new issuance (included in Section 3(c) of the Rights Agreement incorporated by reference herein as Exhibit 4.1).

                     4.5 Bylaws of the Company and Amendments to Bylaws of the Company, dated July 10, 1996.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 12, 1996


                                         VTEL CORPORATION


                                         By:/s/Rodney S. Bond
                                            ---------------------------
                                         Name:  Rodney S. Bond
                                         Title: Vice President-Finance

                                 EXHIBIT INDEX

Exhibit
No.                          Exhibit Description
           Asterisk (*) indicates exhibits previously filed by the
           Company with the Securities and Exchange Commission
           which are incorporated herein by reference on Form 8-A,
           dated July 12, 1996.

(4) Instruments defining the rights of security holders, including indentures:

          *4.1  Rights Agreement dated as of July 10, 1996 between
                VTEL Corporation and First National Bank of Boston which includes the form of Certificate of Designations of the Series A Preferred Stock, $.01 par value, as Exhibit B and the Summary of Rights to Purchase Series
                A Preferred Stock as Exhibit C.

          *4.3  Form of Summary of Rights to Purchase Series A
                Preferred Stock (included as Exhibit C to Rights
                Agreement filed as Exhibit 4.1 hereto) that, together with certificates representing the outstanding Common
                Shares of the Company, shall represent the Rights until the Distribution Date.

          *4.4  Specimen of legend to be placed, pursuant to Section
                3(c) of the Rights Agreement, on all news Common Share certificates issued after July 22, 1996 and prior to the Distribution Date upon transfer, exchange or new issuance (included in Section 3(c) of the Rights
                Agreement incorporated by reference herein as Exhibit
                4.1 hereto).

           4.5 Bylaws of the Company and Amendment to the Bylaws of the Company dated July 10, 1996.

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